UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2015

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318
(Commission File Number)	(I.R.S. Employer Identification No.)

671 N. Glebe Road, Suite 800, Arlington, Virginia	22203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 329-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AvalonBay Communities, Inc. (the “Company”) announced today that Matthew H. Birenbaum has been appointed Chief Investment Officer and Sean J. Breslin has been appointed Chief Operating Officer.  Prior to such appointments Mr. Birenbaum served as Executive Vice President — Corporate Strategy and Mr. Breslin served as Executive Vice President — Asset Management.   A press release announcing these changes is attached as Exhibit 99.1.

Mr. Birenbaum, 49, will continue to chair the Company’s Management Investment Committee, lead the development of the Company’s investment strategy, and oversee the investments, design, sustainability and market research functions.   Prior to joining the Company in 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, a boutique development and investment firm focused on infill multifamily and mixed-use projects in the greater Washington DC area.  Prior to founding Abbey Road, he was Senior Vice President at EYA from 2003-2006 (formerly Eakin/Youngentob Associates), where he directed and supervised all activities in the land acquisition and development group. Prior to EYA, Mr. Birenbaum spent over seven years at AvalonBay, developing a wide variety of multifamily communities, including garden apartments, mid-rise communities with structured parking, and high-rise communities with ground floor retail and underground parking. When he left AvalonBay, he was a Regional Vice President of Development.  Earlier experience includes work with Tishman Speyer Properties in both Houston and Northern Virginia, developing residential, office and retail uses.  Mr. Birenbaum received his MBA from The Kellogg Graduate School of Management at Northwestern University and his BA from Brown University.

Mr. Breslin, 48, will continue to have overall responsibility for the Company’s asset management platform, including national property operations, asset management and redevelopment, and brand strategy and marketing. In addition, he will continue to serve as a member of the Company’s Management Investment Committee.  Mr. Breslin was first appointed Executive Vice President in March 2010 and his responsibilities in such position have included, at different times, in addition to those described above, oversight of the Company’s investment and market research functions.   Prior roles at AvalonBay include Senior Vice President - Redevelopment and Asset Management beginning in 2008 and Senior Vice President - Investments from 2006 through 2007. Mr. Breslin joined the Company as Vice President - Investments in 2002 and prior to that was the Chief Operating Officer of CWS Capital Partners, where he was responsible for that company’s operations and investment activity.  Mr. Breslin received his MBA from the University of Texas at Austin and his BS from California State University, Long Beach.

ITEM 9.01           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated January 8, 2015. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

January 8, 2015
	By:	/s/ Kevin P. O’Shea
	Name:	Kevin P. O’Shea
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of AvalonBay Communities, Inc. dated January 8, 2015. (Filed herewith)